Exhibit 99.1
FOR IMMEDIATE RELEASE
Solar Power, Inc. Announces Third Quarter 2010 Financial Results
ROSEVILLE, Calif.—November 15, 2010 - Solar Power, Inc. (OTCBB:SOPW), a vertically integrated international designer, manufacturer and marketer of photovoltaic (PV) modules and balance-of-system components and installer of PV solar electric systems for U.S. commercial and public customers today announced results for the third quarter and nine months ended September 30, 2010.
Third Quarter of 2010 Results:
Net sales for the third quarter of 2010 were $4 million compared to $22.3 million in net sales in the third quarter of 2009. Gross profit for the third quarter of 2010 was $1 million, or 13.8% of sales, compared to $5.1 million, or 23.1% of sales, for the third quarter of 2009. Operating expenses for the third quarter of 2010 were $2.9 million compared to $3.5 million for the same period last year. Other expense, net, including interest and taxes was $262 thousand. Net loss for the third quarter of 2010 was $2.6 million, or ($0.05) per basic share and diluted share, compared to a net income of $1.7 million, or $0.05 per basic and $0.04 per diluted share, in the third quarter of 2009. The weighted average number of common shares outstanding used in computing the basic and diluted per share amounts for the three months ended September 30, 2010 was 52,292,576. Weighted average number of common shares outstanding used in computing basic per share amounts for the three months ended September 30, 2009 was 38,994,000 and the weighted average number of common shares outstanding used in computing the diluted per share amounts for the three months ended September 30, 2009 was 39,201,234.
Nine Months Ended September 30, 2010 Results:
Net sales for the nine months ended September 30, 2010 were $20.8 million compared to $38.5 million in net sales in the comparative period of 2009. Gross profit for the nine months ended September 30, 2010 was $2.3 million, or 11.0% of sales, compared to $7.3 million, or 19.0% of sales, for the comparative period of 2009.
Operating expenses for the nine months ended September 30, 2010 and 2009 were each $9.9 million. Other expense, net, including interest and taxes was $1.5 million including currency exchange losses of $1.1 million. Net loss for the nine months ended September 30, 2010 was $9.1 million, or $0.17 per basic and diluted share, compared to a net loss of $2.6 million, or $0.07 per basic and diluted share, in the comparative period of 2009. Weighted average number of common shares outstanding used in computing basic and diluted per share amounts for the nine months ended September 30, 2009 and 2008 were 52,292,576 and 38,286,787, respectively.
Balance Sheet:
Assets include cash and cash equivalents at September 30, 2010 of $5.4 million and accounts receivable (net) and costs and estimated earnings in excess of billings of $5.4 million. Inventory was $6.5 million. Total assets were $27.9 million while total liabilities were $20.3 million. Common shares outstanding at September 30, 2010 were 52,292,576.
Recent Company Highlights:
•	The Company completed financing of its Aerojet 2 project receiving cash proceeds of $3.8 million.

•	The Company received cash grant under Section 1603 grant-in-lieu tax credit from the U.S. Treasury of $3.3 million.

•	The Company collected net accounts receivable of $9.8 million.

•	The Company reduced outstanding trade accounts payable by $7.8 million.
Management Comments:
“The extended delay we experienced in receiving the funds from the owners of the Aerojet development has substantially impacted our performance this year,” said Steve Kircher, CEO & Chairman of SPI. “Having $9 million of our working capital tied up for seven months was a significant challenge, and it is hard to quantify the pressures that we have experienced as a result. We have spent an inordinate amount of time working with our suppliers to get them paid and to work out payment plans that we can honor while maintaining enough liquidity to operate our business.” Mr. Kircher stated.
“We undertook several measured actions in the third quarter to mitigate liquidity issues,” said Mr. Kircher. “We closed our Yes! residential operations at the end of the third quarter to focus our resources on our project development business, and throughout the entire quarter we maintained an emphasis on reducing our SG&A,” Kircher pointed out. “We will continue this trend throughout the fourth quarter and into the first quarter, when we anticipate a stabilized SG&A cost that can sustain and grow our project development business in Distributed Generation and Utility Scale projects,” Mr. Kircher stated. “In the interim, our emphasis remains focused on managing our business to revenue growth within our available capital, margin expansion and very tight SG&A controls,” Mr. Kircher concluded.

2010 Outlook:
Based on 2010 year-to-date financial results, current and anticipated revenue, and anticipated sale of its asset held for sale the Company reiterates its previous guidance. The Company has locked in silicon supply and building permits to meet $50 million in revenue for this year.
Conference Call Information:
The conference call will take place at 4:30pm EST on Monday, November 15, 2010. Interested participants should call 1-877-941-1428 when calling within the United States or 1-480-629-9665 when calling internationally.
A playback will be available through November 22, 2009. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Utilize the PIN number 4384157 for the replay.
This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=00007DB7, or visiting www.solarpowerinc.net, or at ViaVid’s website at www.viavid.net, where the webcast can be accessed through November 22, 2010.
About Solar Power, Inc.:
Founded in 2005, Solar Power, Inc. is a vertically integrated solar developer; the Company manages its value chain from material sourcing, to manufacturing, through post-installation asset management of its systems, and manufactures its own line of world-class solar modules and balance-of-system products. The Company designs, manufactures and delivers world-class photovoltaic solar systems to its business, government and utility customers. For additional information, including a copy of our most recent investor presentation, please visit us at: www.solarpowerinc.net.
Safe Harbor Statement:
The earnings release and conference call may contain certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward looking terminology such as “believes, expects” or similar expressions. The forward looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. Solar Power, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.
For additional information contact:

Stephen C. Kircher, CEO Solar Power, Inc. (916) 745-0900	Brion Tanous Clean Tech IR, Inc. (310) 541-6824 btanous@cleantech-ir.com

SOLAR POWER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except for share data)

	As of	As of
	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$5,399	$3,136
Accounts receivable, net of allowance for doubtful accounts of $28 and $395 at September 30, 2010 and December 31, 2009, respectively	2,921	17,985
Costs and estimated earnings in excess of billings on uncompleted contracts	2,439	7,800
Inventories, net (Note 4)	6,505	5,213
Note receivable, net of deferred revenue — current portion (Note 10)	—	—
Asset held for sale (Note 2 and 11)	6,669	—
Prepaid expenses and other current assets (Note 5)	1,193	1,275
Restricted cash (Note 13)	285	280

Total current assets	25,411	35,689

Goodwill	435	435
Note receivable, net of deferred revenue and current portion (Note 10)	—	—
Restricted cash (Note 13)	1,056	—
Property, plant and equipment at cost, net (Note 6)	1,006	1,390

Total assets	$27,908	$37,514

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,514	$16,110
Accrued liabilities (Note 7)	3,183	4,201
Income taxes payable	157	291
Billings in excess of costs and estimated earnings on uncompleted contracts	4,537	154
Loans payable (Note 12) and capital lease obligations	3,901	260

Total current liabilities	20,292	21,016

Loans payable and capital lease obligations, net of current portion	28	53
Deferred revenue	18	—

Total liabilities	20,338	21,069

Commitments and contingencies

Stockholders’ equity
Common stock, par $0.0001, 100,000,000 shares authorized
52,292,576 shares issued and outstanding at September 30, 2010 and December 31, 2009	5	5
Additional paid in capital	42,039	41,808
Accumulated other comprehensive loss	(229)	(222)
Accumulated deficit	(34,245)	(25,146)

Total stockholders’ equity	7,570	16,445

Total liabilities and stockholders’ equity	$27,908	$37,514

SOLAR POWER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except for share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Sales	$4,025	$22,280	$20,807	$38,475
Cost of goods sold	3,470	17,143	18,518	31,150

Gross profit	555	5,137	2,289	7,325

Operating expenses:
General and administrative	1,636	2,100	5,999	6,533
Sales, marketing and customer service	1,035	1,145	3,093	2,780
Engineering, design and product management	220	228	803	626

Total operating expenses	2,891	3,473	9,895	9,939

Operating income (loss)	(2,336)	1,664	(7,606)	(2,614)

Other income (expense):
Interest expense	(289)	(6)	(332)	(34)
Interest income	2	1	2	5
Other income (expense), net	25	79	(1,160)	64

Total other income (expense)	(262)	74	(1,490)	35

Income (loss) before income taxes	(2,598)	1,738	(9,096)	(2,579)

Income tax expense	—	—	3	3

Net income (loss)	$(2,598)	$1,738	$(9,099)	$(2,582)

Net income (loss) per common share
Basic	$(0.05)	$0.05	$(0.17)	$(0.07)

Diluted	$(0.05)	$0.04	$(0.17)	$(0.07)

Weighted average number of common shares used in computing per share amounts
Basic	52,292,576	38,994,000	52,292,576	38,286,787

Diluted	52,292,576	39,201,234	52,292,576	38,286,787